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Exhibit (a)(1)(iv)

Cephalon, Inc.

Invites Holders of Its

Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008
(CUSIP Nos. 156708 AF 6 and 156708 AG 4)
and
Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010
(CUSIP Nos. 156708 AH 2 and 156708 AJ 8)

To Exchange Their Notes for

Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008
(CUSIP No. 156708 AM 1 and 156708 AK 5)
and
Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010
(CUSIP No. 156708 AN 9 and 156708 AL 3)

THE EXCHANGE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON DECEMBER 15, 2004, UNLESS EXTENDED BY THE COMPANY WITH RESPECT TO EITHER OR BOTH SERIES OF NOTES (SUCH TIME AND DATE, AS EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

November 16, 2004

To Our Clients:

        Enclosed for your consideration are an Offer to Exchange, dated November 16, 2004 (as amended or supplemented from time to time, the "Offer to Exchange"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer by Cephalon, Inc. (the "Company") to exchange (the "Exchange Offer") $1,000 in principal amount of Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008 (the "New 2008 Notes"), for each $1,000 in principal amount of Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008 (the "Old 2008 Notes"), of the Company held by the registered holders thereof, and $1,000 in principal amount of Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010 (the "New 2010 Notes" and, together with the New 2008 Notes, the "New Notes"), for each $1,000 in principal amount of Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010 (the "Old 2010 Notes" and, together with the Old 2008 Notes, the "Old Notes"), of the Company held by the registered holders thereof. Capitalized terms used but not defined herein are defined in the Letter of Transmittal.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account or benefit but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Exchange and Letter of Transmittal, which we urge you to read carefully.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer.

        Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. New Notes will not be issuable in exchange for Old Notes so withdrawn. Any permitted withdrawal of Old Notes may not be rescinded, and any Old Notes properly withdrawn will afterwards be deemed not validly tendered for purposes of the Exchange Offer. Withdrawn Old Notes may, however, be re-tendered by again following one of the appropriate procedures described in the Offer to Exchange and the Letter of Transmittal at any time before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is subject to certain conditions set forth in the section of the Offer to Exchange titled "The Exchange Offer—Conditions to the Exchange Offer."

  2.
  The Exchange Offer is for any and all of the outstanding Old Notes.

  3.
  If you desire to tender your Old Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of Old Notes prior to the Expiration Date.

  4.
  Any transfer taxes incident to the transfer of Old Notes from the Holder to the Company will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

        If you wish to have us tender any or all of your Old Notes held by us for your account or benefit pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form included with this letter. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used directly by you to tender Old Notes held by us and registered in our name for your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER
WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Cephalon, Inc. (the "Company") with respect to the Old Notes of the Company. This will instruct you to tender with respect to the principal amount of Old Notes indicated below (or, if no number is indicated below, all Old Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange and the related Letter of Transmittal.

Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2008

$                  (Aggregate Amount of Old 2008 Notes to be tendered)*

☐ Please do not tender any Old 2008 Notes held by you for my account.

Zero Coupon Convertible Subordinated Notes due June 15, 2033, First Putable June 15, 2010

$                  (Aggregate Amount of Old 2010 Notes to be tendered)*

☐ Please do not tender any Old 2010 Notes held by you for my account.

Dated:
Signature(s)**:
Print Name(s) here**:
Print Address(es) here**:

Area Code and Telephone Number(s):
Area Code and Facsimile Number(s):
Tax Identification or Social Security Number(s):
My Account Number(s) with You:

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, we will tender all of the Old Notes held by us for your account unless we receive specific contrary instructions.

*
If no aggregate principal amount of the Old Notes is specified, the Holder will be deemed to have tendered his or her Old Notes with respect to the entire aggregate principal amount of Old Notes that such Holder holds.

**
If Old Notes are beneficially owned by two or more Beneficial Owners, all such owners must sign.

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  Exhibit (a)(1)(iv)
INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER WITH RESPECT TO THE EXCHANGE OFFER